Exhibit 16.1

June 22, 2026

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read ITG Parent, LLC’s statements included under the “Change in Auditor” sections in ITG, Inc.’s Amendment No. 1 to its Form S-1 filed on June 22, 2026 and we agree with such statements concerning our firm.

/s/ RSM US LLP